EXHIBIT 5.1

BARNETT & LINN
ATTORNEYS AT LAW

60 Kavenish Drive • Rancho Mirage, CA 92270
www.barnettandlinn.com
WILLIAM B. BARNETT		TELEPHONE: 442-274-7571
Attorney/Principal		wbarnett@wbarnettlaw.com

August 16, 2023

Lever Global Corporation

Level 11, 9255 W. Sunset Blvd.

West Hollywood, CA 90069

Re:	6,000,000 shares of common stock, $0.0001 par value per share

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Lever Global Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 6,000,000 shares of common stock, $0.0001 par value per share (the “Registered Shares”), of the Company which may be issued under the Lever Global Corporation 2023 Stock Incentive Plan (the “Plan”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Company’s certificate of incorporation, the Plan and the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the Plan and the proposal approved by the stockholders of the Company relating to the approval of the Plan at the Company’s Annual Meeting of Stockholders. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on the foregoing, we are of the opinion that each Registered Share that is newly issued pursuant to the Plan will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) such Registered Share shall have been duly issued and delivered in accordance with the Plan; and (iii) a certificate representing such Registered Share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefore in an amount not less than the par value thereof, or, if any Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the person entitled thereto against payment of the agreed consideration therefore in an amount not less than the par value thereof, all in accordance with the Plan.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or other state law, rule or regulation relating to securities or to the sale or issuance thereof.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Barnett & Linn